UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 20, 2005
ROYAL GOLD, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-5664	84-0835164
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation or Organization)	File Number)	Identification No.)
1660 Wynkoop Street, Suite 1000, Denver, Colorado 80202-1132
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code: (303) 573-1660
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
On September 20, 2005, Royal Gold, Inc. issued a press release announcing that it is offering 2,000,000 shares (with an underwriters’ over-allotment option of 300,000 shares) of its common stock. A copy of the press release dated September 20, 2005 is filed as Exhibit 99.1 to this Current Report on Form 8-K, and the contents thereof are incorporated herein by reference.
Royal Gold, Inc. has a $10 million line of credit with HSBC Bank USA and is currently negotiating to increase the line of credit to up to $30 million.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits.
Exhibit No.

3.1	Restated Certificate of Incorporation

3.2	Amended and Restated Bylaws

3.3	Amendment to Amended and Restated Bylaws

99.1	Press release dated September 20, 2005

99.2	Royal Gold, Inc. 2004 Omnibus Long-Term Incentive Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL GOLD, INC.
Date: September 20, 2005	By:	/s/ Karen P. Gross
Karen P. Gross
Vice President & Secretary

Exhibit Index
Exhibit No.

3.1	Restated Certificate of Incorporation

3.2	Amended and Restated Bylaws

3.3	Amendment to Amended and Restated Bylaws

99.1	Press release dated September 20, 2005

99.2	Royal Gold, Inc. 2004 Omnibus Long-Term Incentive Plan